Exhibit 99.1

NEWS Editorial Contact: Joe Horine 614-726-4775 joe.horine@quest.com Investor Contact: Scott Davidson 949-754-8659 scott.davidson@quest.com

QUEST SOFTWARE RECEIVES NASDAQ NOTICE

REGARDING LATE FILING OF FORM 10-Q

ALISO VIEJO, Calif., November 20, 2006 – Quest Software, Inc. (Nasdaq: QSFT) today announced that, as expected, the company received a Nasdaq Staff Determination letter on November 14, 2006 indicating that the company is not in compliance with the continued listing requirement set forth in Nasdaq Marketplace Rule 4310(c)(14). The letter was issued in accordance with Nasdaq procedures when the company did not file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 on or before the SEC’s filing deadline.

As previously disclosed, Quest Software received a Nasdaq Staff Determination Letter on August 14, 2006 indicating that its securities were subject to delisting from the Nasdaq Stock Market as a result of the company’s failure to file its Form 10-Q for the quarter ended June 30, 2006. Quest Software subsequently requested a hearing before a Nasdaq Listing Qualifications Panel and, as previously disclosed, on October 24, 2006, a Nasdaq Listing Qualifications Panel granted the company continued listing on the Nasdaq Stock Market, subject to the condition that Quest files its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006 on or before January 10, 2007.

About Quest Software, Inc.

Quest Software, Inc. delivers innovative products that help organizations get more performance and productivity from their applications, databases and Windows

-more-

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infrastructure. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps thousands of customers worldwide meet higher expectations for enterprise IT. Quest Software can be found in offices around the globe and at www.quest.com.

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Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

Forward Looking Statements

This release includes forward-looking statements concerning the listing status and potential delisting of Quest Software common stock from the Nasdaq Global Select Market. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, risks and uncertainties, including those resulting from the conclusions of the special committee concerning matters relating to our historic stock option grants and related accounting; the accuracy of measurement dates of option grants and the impact of the restatement of the company’s financial statements for the periods in question; our ability to meet the requirements of the NASDAQ Global Select Market for continued listing of our shares, including additional listing requirements or conditions which have been or may be imposed or any determinations which may be made by a Nasdaq Listing Qualifications Panel; potential claims and proceedings relating to the foregoing matters, including shareholder litigation and action by the SEC or other governmental agencies; other actions taken or required as a result of the investigation; and negative tax or other implications for the company resulting from the accounting adjustments and other factors. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2005, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.